Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Four-in-One Index of Fidelity Oxford Street Trust filed as part of this Post-Effective Amendment No. 55 to the Registration Statement (File Nos. 002-77909 and 811-03480) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A (File Nos. 002-77909 and 811-03480).

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

April 26, 2004

KM/sr